                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 AUGUST 7, 1996


                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)


     DELAWARE                   0-21180                 77-0034661
(State of incorporation)  (Commission file no.)  (I.R.S. employer identification
                                                            no.)



                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (Address of principal executive offices, including zip code)

                                 (415) 944-6000
              (Registrant's telephone number, including area code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

        Disposition of Parsons Technology, Inc.

        Pursuant to a Stock Purchase Agreement dated August 6, 1997 (the "Sale Agreement") among Intuit Inc., a Delaware corporation ("Intuit"), Broderbund Software, Inc., a Delaware corporation ("Broderbund") and Parsons Technology, Inc., a California corporation and a wholly-owned subsidiary of Intuit ("Parsons"), on August 7, 1997 (the "Closing"), Intuit sold all of the outstanding stock of Parsons (the "Parsons Shares") to Broderbund for a purchase price of $31,000,000 in cash (the "Purchase Price"). The Purchase Price was determined as a result of arms'-length negotiations between the parties, and took into account the fact that certain assets of Parsons described below were to be transferred to Intuit prior to consummation of the sale of the Parsons Shares. Of the $31,000,000 Purchase Price, the sum of $4,650,000, plus interest accrued thereon (the "Escrow Amount") is being held in an escrow account with a third-party escrow agent for a period of 18 months after the Closing (the "Escrow Period") to secure certain indemnity obligations of Intuit under the Sale Agreement that are described more fully below.

        Parsons develops and markets a broad range of various consumer software products, primarily through direct mail and telemarketing sales channels. Parsons was acquired by Intuit in September 1994 in a merger transaction and was a wholly owned subsidiary of Intuit from that time until the Closing. Broderbund is a publicly-held company that has developed and marketed several successful consumer software products, including the Carmen San Diego product series and consumer productivity products. Scott D. Cook, Intuit's founder and Chairman, serves as a member of the Board of Directors of Broderbund.

        Intuit intends to treat the sale of the Parsons Shares for income tax purposes as a constructive sale of Parsons' assets pursuant to a tax-free plan of complete liquidation of Parsons. Pursuant to this plan of liquidation and a Distribution, Assumption and Assignment Agreement between Intuit and Parsons dated as of August 7, 1997 (the "Transfer Agreement"), prior to the Closing, Parsons transferred certain of its assets to Intuit, including Parsons' Personal Tax Edge series of income tax preparation software products, other tax-related software products and electronic tax filing services of Parsons, the technology and intellectual property rights associated with such products and services, remaining inventories of such products, certain contracts, and certain obligations and liabilities of Parsons related to such products and services.

        Under the Sale Agreement Intuit agreed to defend and indemnify Broderbund and Parsons against losses arising from breaches of representations, warranties and certain covenants of Intuit under the Sale Agreement and the Transfer Agreement and against losses relating to specific liabilities assumed by Intuit under the Sale Agreement (the "Assumed Liabilities"). The Assumed Liabilities include, among other things: (i) an obligation to reimburse Broderbund for up to 50% of the rent due for the lease of a Parsons office facility for the remainder of its current lease term (subject to certain reductions); (ii) potential liabilities arising from certain past and potential reductions in Parsons' workforce; (iii) amounts potentially payable by Parsons to repay loans and other funds under agreements with certain local governmental authorities; (iv) the payment of a retention bonus to Parsons' President; (v) certain potential liabilities to third parties; (vi) legal fees incurred by Parsons in connection with the Sale Agreement; (vii) payments necessary to fund or terminate certain benefits made available to Parsons' founders; and (viii) obligations assumed by Intuit under the Transfer Agreement. The Assumed Liabilities also include a share of specified operating expenses of Parsons accrued through July 31, 1997, which will be determined following the Closing, at which time Intuit will pay Parsons the amount of such accrued expenses less any cash remaining in Parsons' accounts as of the Closing. The Assumed Liabilities also include the


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


obligation to make a cash payment to a Parsons employee in exchange for the termination of certain royalty rights and the transfer of ownership rights held by the employee relating to Parsons' QuickVerse product series. This cash payment was made in full by Intuit at the Closing.

        Intuit's obligation to provide indemnification with respect to breaches of most of its representations, warranties and covenants under the Sale Agreement will expire at the end of the 18-month Escrow Period, but Intuit's indemnity obligations for several other representations, warranties and covenants will survive until expiration of the legal statute of limitations applicable to the underlying indemnity claim. Intuit's obligation to indemnify Broderbund from Assumed Liabilities survives indefinitely. There is no contractual limitation on the amount of Intuit's indemnity obligations under the Sale Agreement. Any disputed indemnity claims are to be resolved by binding arbitration. Upon expiration of the Escrow Period, the Escrow Amount (less any portion thereof that has (i) been paid out to satisfy an indemnity claim of Broderbund or (ii) withheld by the escrow agent for potential payment upon resolution of any then-pending indemnity claim) will be disbursed to Intuit.

        The provisions of the Sale Agreement and the Transfer Agreement described in this report are qualified in their entirety by reference to the actual text of such agreements, which are included as exhibits to this report.

        Other Relationships.

        Pursuant to the Sale Agreement, and concurrently with the Closing, Parsons and Broderbund entered into two Trademark License Agreements under which Intuit licensed Parsons, on a nonexclusive, royalty-free basis, to use certain Intuit trademarks in connection with Parsons' sale and marketing of designated Parsons products and/or inventory for limited time periods. Intuit and Parsons also entered into a Distribution Agreement under which Parsons authorized Intuit to distribute Parsons "Quicken Family Lawyer" product in connection with certain Intuit products for a limited time period. Intuit, Broderbund and Parsons additionally entered into a second Distribution Agreement pursuant to which Intuit authorized Parsons to distribute certain personal finance, small business accounting and personal tax preparation products of Intuit in certain territories for a limited time period. Further, Intuit, Parsons and Broderbund have entered into a Customer Information Cross-License Agreement pursuant to which the parties cross-licensed each other on a royalty-free, nonexclusive basis to use certain of their proprietary customer information (including certain information jointly owned by Intuit and Broderbund) on certain conditions in connection with their respective marketing efforts for designated products. Intuit, Parsons and Broderbund also entered into a Business Transition Agreement that is intended to facilitate an orderly transition of various business matters relating to Parsons' tax product business.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

        Not applicable.

(b)     Pro Forma Financial Information.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The pro forma financial information set forth below includes an Unaudited Pro Forma Condensed Balance Sheet at April 30, 1997 and Unaudited Pro Forma Condensed Statements of Operations for the twelve months ended July 31, 1996 and for the nine months ended April 30, 1997. The Unaudited Pro Forma Condensed Balance Sheet at April 30, 1997 gives effect to the disposition of Parsons Technology, Inc. as if it had taken place on April 30, 1997. The Unaudited Pro Forma Condensed Statement of Operations for the twelve months ended July 31, 1996 gives effect to the disposition as if it had taken place on August 1, 1995, and the Unaudited Pro Forma Condensed Statement of Operations for the nine months ended April 30, 1997 gives effect to the disposition as if it had taken place on August 1, 1996. The Unaudited Pro Forma Condensed Statements of Operations do not purport to represent what the Company's results of operations would actually have been if the disposition had in fact occurred on August 1, 1996 or August 1, 1995 (as applicable), and do not purport to project the results of operations of the Company for the current year or for any future period. The adjustments in the pro forma financial information are based on available information and on certain assumptions which management believes are reasonable. All information contained herein should be read in conjunction with the Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations included in this report, and the Consolidated Financial Statements, the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended July 31, 1996, and subsequent 10-Qs.

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
                                  INTUIT INC.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


                                                       HISTORICAL                              PRO FORMA
                                                        INTUIT             PRO FORMA            FOR SALE
                                                        4/30/97           ADJUSTMENTS          OF PARSONS
                                                       ---------           ---------           ---------
(In thousands)

                       ASSETS
Current assets:
  Cash and cash equivalents                            $ 116,649           $  (3,698)(a)
                                                                              31,000 (d)       $ 143,951
  Short-term investments                                 209,185                  --             209,185
  Marketable securities                                  147,075                  --             147,075
  Accounts receivable, net                                67,848              (2,998)(a)          64,850
  Inventories                                              2,756              (1,404)(a)           1,352
  Prepaid expenses                                         9,762              (1,014)(a)           8,748
  Deferred income taxes                                   22,335                  --              22,335
                                                       ---------           ---------           ---------
          Total current assets                           575,610              21,886             597,496
Property and equipment, net                               78,434             (14,118)(a)          64,316
Purchased intangibles                                     22,213              (1,964)(a)          20,249
Goodwill                                                  29,141              (1,273)(a)          27,868
Long-term deferred income tax asset                        6,892                  --               6,892
Other assets                                               5,608                (443)(a)           5,165
                                                       ---------           ---------           ---------
Total assets                                           $ 717,898           $   4,088           $ 721,986
                                                       =========           =========           =========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $  33,397           $  (3,114)(a)       $  30,283
  Accrued compensation and related liabilities .          22,048              (1,534)(a)          20,514
  Deferred revenue                                        24,456                (602)(a)          23,854
  Income taxes payable                                    22,448               1,058 (d)          23,506
  Deferred income taxes                                   44,990                  --              44,990
  Other accrued liabilities                              117,885                (206)(a)         117,679
  Transaction related liabilities                             --               6,900 (c)           6,900
                                                       ---------           ---------           ---------
          Total current liabilities                      265,224               2,502             267,726
Deferred income taxes                                      5,071                  --               5,071
Long-term notes payable                                   34,433                  --              34,433
Stockholders' equity:
  Preferred stock                                             --                  --                  --
  Common stock                                               466                  --                 466
  Additional paid-in capital                             552,085                                 552,085
  Net unrealized loss on marketable securities .          (5,936)                 --              (5,936)
  Cumulative translation adjustment and other               (853)                 --                (853)
  Accumulated deficit                                   (132,592)              1,586 (d)        (131,006)
                                                       ---------           ---------           ---------
          Total stockholders' equity                     413,170               1,586             414,756
                                                       ---------           ---------           ---------
Total liabilities and stockholders' equity             $ 717,898           $   4,088           $ 721,986
                                                       =========           =========           =========


                             See accompanying notes.

                                         INTUIT INC.

                    UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS


                                                            HISTORICAL
                                                              INTUIT
                                                           FOR THE NINE-                      PRO FORMA
                                                           MONTH PERIOD      PRO FORMA         FOR SALE
                                                           ENDED 4/30/97    ADJUSTMENTS       OF PARSONS
                                                           -------------    -----------       ----------
(In thousands, except per share amounts)

Net revenue ..........................................       $504,810       $(58,560)(b)       $446,250
Costs and expenses:
  Cost of goods sold:
     Product .........................................        114,583        (14,351)(b)        100,232
     Amortization of purchased software ..............            680             --                680
  Customer service and technical support .............         95,111         (5,482)(b)         89,629
  Selling and marketing ..............................        130,832        (26,659)(b)        104,173
  Research and development ...........................         67,784         (6,501)(b)         61,283
  General and administrative .........................         31,361         (1,967)(b)         29,394
  Charge for purchased research and development ......         11,009             --             11,009
  Amortization of goodwill and purchased intangibles..         20,778         (4,083)(b)         16,695
                                                             --------       --------           --------
          Total costs and expenses ...................        472,138        (59,043)           413,095
                                                             --------       --------           --------
          Income from operations .....................         32,672            483             33,155
Interest and other income and expense, net ...........          6,612            (67)(b)          6,545
                                                             --------       --------           --------
Income from continuing operations before income
  taxes ..............................................         39,284            416             39,700

Income tax provision .................................         22,400             --             22,400
                                                             --------       --------           --------
Income from continuing operations ....................         16,884            416             17,300
Gain on sale of discontinued operations, net of
  income tax provision of $52,617 ......................       71,240             --             71,240
                                                             --------       --------           --------
Net income ..........................................        $ 88,124       $    416           $ 88,540
                                                             ========       ========           ========

Income per share from continuing operations...........       $   0.36       $   0.01           $   0.37

Income per share from sale of discontinued
  operations .........................................           1.50             --               1.50
                                                             --------       --------           --------

Net income per share.................................        $   1.86       $   0.01           $   1.87
                                                             ========       ========           ========

Shares used in computing net income per share ........         47,407         47,407             47,407
                                                             ========       ========           ========


                             See accompanying notes.

                                  INTUIT INC.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS


                                                          HISTORICAL
                                                            INTUIT                              PRO FORMA
                                                         FOR THE YEAR         PRO FORMA          FOR SALE
                                                         ENDED 7/31/96       ADJUSTMENTS        OF PARSONS
                                                         -------------       -----------        ----------
(In thousands, except per share amounts)

Net revenue ........................................       $ 538,608        $ (76,140)(b)       $ 462,468
Costs and expenses:
  Cost of goods sold:
     Product .......................................         136,470          (18,709)(b)         117,761
     Amortization of purchased software ............           1,399               --               1,399
  Customer service and technical support ...........         106,872           (6,923)(b)          99,949
  Selling and marketing ............................         142,319          (34,831)(b)         107,488
  Research and development .........................          75,558           (8,359)(b)          67,199
  General and administrative .......................          33,153           (5,608)(b)          27,545
  Charge for purchased research and development ....           8,043               --               8,043
  Amortization of goodwill and purchased intangibles          40,570           (6,298)(b)          34,272
                                                           ---------        ---------           ---------
          Total costs and expenses .................         544,384          (80,728)            463,656
                                                           ---------        ---------           ---------
          Loss from operations .....................          (5,776)           4,588              (1,188)
Interest and other income and expense, net .........           7,646              (95)(b)           7,551
                                                           ---------        ---------           ---------
Income from continuing operations before income
  taxes ............................................           1,870            4,493               6,363
Income tax provision ...............................          16,225               --              16,225
                                                           ---------        ---------           ---------
Loss from continuing operations ....................         (14,355)           4,493              (9,862)
Loss from operations of discontinued operations,
  net of income tax benefit of $3,725 ..............          (6,344)              --              (6,344)
                                                           ---------        ---------           ---------
Net loss ...........................................       $ (20,699)       $   4,493           $ (16,206)
                                                           =========        =========           =========

Loss per share from continuing operations...........       $   (0.32)       $    0.10           $   (0.22)
Loss per share from operations of discontinued
  operations........................................           (0.14)              --               (0.14)
                                                           ---------        ---------           ---------

Net loss per share .................................       $   (0.46)       $    0.10           $   (0.36)
                                                           =========        =========           =========
Shares used in computing net loss per share ........          45,149           45,149              45,149
                                                           =========        =========           =========


                             See accompanying notes.

                                   INTUIT INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS

The following pro forma adjustments are required to present the financial position of Intuit at April 30, 1997 (reflected in the Unaudited Pro Forma Condensed Balance Sheet), as though the sale of Parsons occurred on April 30, 1997, and the results of operations of Intuit for the twelve and nine month periods ended July 31, 1996 and April 30, 1997, respectively (reflected in the Unaudited Pro Forma Condensed Statements of Operations), as though the sale of Parsons occurred on August 1, 1995 and August 1, 1996, respectively. The following adjustments are based on available information and on certain assumptions which management believes are reasonable.

        (a) Reflects the disposition of the net assets of Parsons that were sold.

        (b) Reflects the portion of net revenue and expenses of Parsons that were sold. Excluded is an estimate of revenue and expenses related to the Parsons tax business which is being retained by the Company.

        (c) Reflects the Company's preliminary estimate of disposition costs, including direct expenses of the sale.

        (d) Reflects the receipt of $31 million received by the Company as a result of the sale and the estimated gain on sale, net of tax.


The unaudited pro forma condensed statements of operations for Intuit do not include the effect of the estimated gain arising from this disposition as it is a material non-recurring event. This gain/loss will be calculated and included in the actual consolidated statement of income of Intuit in its fiscal quarter ending October 31, 1997.



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


(c)     Exhibits.

        The following exhibits are filed herewith:

        2.01 Stock Purchase Agreement dated as of August 6, 1997 by and among Intuit Inc., Broderbund Software, Inc. and Parsons Technology, Inc. (1)

        2.02 Distribution, Assumption and Assignment Agreement dated as of August 7, 1997 between Intuit Inc. and Parsons Technology, Inc.(1)

-------------------

(1) Certain exhibits to, and schedules delivered in connection with, these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Intuit agrees to supplementally furnish to the Commission, upon request, a copy of any such exhibit or schedule.


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


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Intuit Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTUIT INC.




Date:  August 22, 1997             By:  /S/ GREG J. SANTORA
                                      ------------------------
                                      Greg J. Santora
                                      Vice President and Chief Financial Officer


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


                                   INTUIT INC.

                        FORM 8-K - FILED AUGUST 22, 1997



                                  EXHIBIT INDEX



Exhibit Number        Description

      2.01 Stock Purchase Agreement dated as of August 6, 1997 by and among Intuit Inc., Broderbund Software, Inc. and Parsons Technology, Inc. (1)

      2.02 Distribution, Assumption and Assignment Agreement dated as of August 7, 1997 between Intuit Inc. and Parsons Technology, Inc. (1)

-------------------

        (1) Certain exhibits to, and schedules delivered in connection with, these agreements have been omitted from this filing pursuant to
              Item 601(b)(2) of Regulation S-K. Intuit agrees to supplementally furnish to the Commission, upon request, a copy of any such exhibit or schedule.